Exhibit 99.1

October 21, 2021

Media contact:	Investor/analyst contact:
Media Relations	Emily Halverson
(206) 304-0008	Managing Director, Investor Relations
(206) 392-5908

Alaska Air Group reports third quarter 2021 results

SEATTLE - Alaska Air Group (NYSE: ALK) today reported financial results for its third quarter ending September 30, 2021 and provided outlook for the fourth quarter ending December 31, 2021.

The third quarter marks a significant stride forward in Alaska Air Group's path to recovery. Alaska's goal from the beginning of the pandemic has been deliberate - scaling the business back up in a measured way, leveraging the company's strong balance sheet, and running a resilient operation, all with the aim of producing consistent industry-leading financial performance.

"We are thrilled to return to profitability this quarter, leading the industry with a 12% pretax profit margin," said CEO Ben Minicucci. "Thanks to each one of our employees for running our operation and showing remarkable care for our guests, and credit to the leadership team for laying out a measured plan and executing it with discipline. We're all feeling the momentum and look forward to building on our strong foundation for growth in 2022 and beyond."

Financial Results:
•Reported net income for the third quarter of 2021 under Generally Accepted Accounting Principles (GAAP) of $194 million, or $1.53 per share, compared to a net loss of $431 million, or $3.49 per share in the third quarter of 2020.
•Reported net income for the third quarter of 2021, excluding special items and mark-to-market fuel hedge accounting adjustments, of $187 million, or $1.47 per share, compared to an adjusted net loss of $399 million or $3.23 per share, in the third quarter of 2020. This quarter's adjusted results compare to the First Call analyst consensus estimate of $1.30 per share.
•Generated adjusted pre-tax margin for the third quarter of 2021 of 12%.
•Reported a debt-to-capitalization ratio of 51%, a reduction of 10 points from December 31, 2020.
•Made a $100 million voluntary contribution to the defined benefit plan for Alaska's pilots in the third quarter, boosting estimated combined funded status of all defined benefit plans to 94%.
•Held $3.2 billion in unrestricted cash and marketable securities as of September 30, 2021.
•Prepaid $425 million in debt from the 364-day term loan facility, bringing total debt payments to $1.2 billion for the year.

Operational Updates:
•Exercised options for 12 Boeing 737-9 aircraft slated for delivery in 2023 and 2024, and added options for an additional 25 deliveries, bringing Alaska's total firm commitments for 737-9 aircraft to 93 and available options to 52.
•Ratified amended wage agreement for Horizon Air pilots, represented by the International Brotherhood of Teamsters.
•Opened new San Francisco International Airport Lounge with 9,200 square feet of Bay-Area inspired amenities.

•Announced new nonstop flights between San Francisco and Loreto and Ixtapa/Zihuatanejo, with service slated to begin December 18. Since the onset of the pandemic, approximately 70 new markets have been announced or commenced operation.
•Resumed and expanded inflight meals, snacks, and drinks in all classes of service.
•Continued to exceed internal metrics for guest satisfaction, highlighting our commitment to providing our guests a smooth and safe experience throughout their journey.
•Near the top of the industry for on-time arrivals and completion rates in the third quarter.

Environmental, Social and Governance Updates:
•Appointed Adrienne Lofton, vice president of global marketing at Google, to the Company's board of directors.
•Announced formation of Alaska Star Ventures, an entity created to identify and further technologies that accelerate Alaska Airlines' path to net zero carbon emissions.
•Supported the Afghan Humanitarian Airlift Mission and the U.S. military by operating Civil Reserve Air Fleet flights in the evacuation of individuals and families from Afghanistan.
•Awarded $260,000 in LIFT Grants to 25 nonprofits focused on a clear vision to provide the next generation of leaders with the knowledge, skills and providing pathways for success through the Alaska Airlines Foundation.

The following table reconciles the company's reported GAAP net income (loss) per share (EPS) for the three and nine months ended September 30, 2021 and 2020 to adjusted amounts.

	Three Months Ended September 30,
	2021		2020
(in millions, except per-share amounts)	Dollars	Diluted EPS	Dollars	EPS
GAAP net income (loss) per share	$194	$1.53	$(431)	$(3.49)
Payroll support program wage offset	—	—	(398)	(3.22)
Mark-to-market fuel hedge adjustments	—	—	(3)	(0.02)
Special items - impairment charges and other	(9)	(0.07)	121	0.98
Special items - restructuring charges	—	—	322	2.60
Special items - merger-related costs	—	—	1	0.01
Income tax effect of reconciling items above	2	0.01	(11)	(0.09)
Non-GAAP adjusted net income (loss) per share	$187	$1.47	$(399)	$(3.23)

	Nine Months Ended September 30,
	2021		2020
(in millions, except per-share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
GAAP net income (loss) per share	$460	$3.64	$(877)	$(7.12)
Payroll support program wage offset	(914)	(7.24)	(760)	(6.16)
Mark-to-market fuel hedge adjustments	(68)	(0.54)	—	—
Special items - impairment charges and other	5	0.04	350	2.84
Special items - restructuring charges	(12)	(0.09)	322	2.61
Special items - merger-related costs	—	—	5	0.04
Income tax effect of reconciling items above	242	1.92	20	0.16
Non-GAAP adjusted net loss per share	$(287)	$(2.27)	$(940)	$(7.63)

    Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables. A glossary of financial terms can be found on the last page of this release.
A conference call regarding the third quarter results will be streamed online at 8:30 a.m. PDT on October 21, 2021. It can be accessed at www.alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call.

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This news release may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2020. Some of these risks include the risks associated with contagious illnesses and contagion, such as COVID-19, general economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our indebtedness, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, and changes in laws and regulations. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance, or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

Alaska Airlines and its regional partners serve more than 120 destinations across the United States and to Mexico, Canada and Costa Rica. The airline emphasizes Next-Level Care for its guests, along with providing low fares, award-winning customer service and sustainability efforts. Alaska is a member of oneworld. With the global alliance and the airline's additional partners, guests can travel to more than 1,000 destinations on more than 20 airlines while earning and redeeming miles on flights to locations around the world. Learn more about Alaska at newsroom.alaskaair.com and blog.alaskaair.com. Alaska Airlines and Horizon Air are subsidiaries of Alaska Air Group (NYSE: ALK).
###

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.
	Three Months Ended September 30,				Nine Months Ended September 30,
(in millions, except per-share amounts)	2021	2020		Change	2021	2020	Change
Operating Revenues:
Passenger revenue	$1,774	$572		210%	$3,785	$2,362	60%
Mileage Plan other revenue	120	84		43%	332	266	25%
Cargo and other	59	45		31%	160	130	23%
Total Operating Revenues	1,953	701		179%	4,277	2,758	55%
Operating Expenses:
Wages and benefits	578	495		17%	1,581	1,579	—%
Payroll support program wage offset	—	(398)		(100)%	(914)	(760)	20%
Variable incentive pay	42	42		—%	109	65	68%
Aircraft fuel, including hedging gains and losses	376	125		201%	853	568	50%
Aircraft maintenance	89	84		6%	272	244	11%
Aircraft rent	64	74		(14)%	188	229	(18)%
Landing fees and other rentals	141	109		29%	414	323	28%
Contracted services	62	36		72%	167	138	21%
Selling expenses	49	24		104%	123	83	48%
Depreciation and amortization	99	105		(6)%	294	320	(8)%
Food and beverage service	39	14		179%	97	70	39%
Third-party regional carrier expense	39	29		34%	106	92	15%
Other	126	89		42%	348	310	12%
Special items - impairment charges and other	(9)	121		(107)%	5	350	(99)%
Special items - restructuring charges	—	322	.	(100)%	(12)	322	(104)%
Special items - merger-related costs	—	1		(100)%	—	5	(100)%
Total Operating Expenses	1,695	1,272		33%	3,631	3,938	(8)%
Operating Income (Expense)	258	(571)		(145)%	646	(1,180)	(155)%
Nonoperating Income (Expense):
Interest income	6	7		(14)%	19	23	(17)%
Interest expense	(30)	(34)		(12)%	(101)	(64)	58%
Interest capitalized	3	4		(25)%	9	8	13%
Other - net	8	5		60%	27	16	69%
Total Nonoperating Expense	(13)	(18)		(28)%	(46)	(17)	171%
Income (Loss) Before Income Tax	245	(589)			600	(1,197)
Income tax expense (benefit)	51	(158)			140	(320)
Net Income (Loss)	$194	$(431)			$460	$(877)

Basic Income (Loss) Per Share:	$1.55	$(3.49)			$3.69	$(7.12)
Diluted Income (Loss) Per Share:	$1.53	$(3.49)			$3.64	$(7.12)

Shares Used for Computation:
Basic	125.250	123.647			124.846	123.255
Diluted	127.188	123.647			126.325	123.255

Cash dividend declared per share:	$—	$—			$—	$0.375

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions)	September 30, 2021	December 31, 2020
ASSETS
Current Assets
Cash and cash equivalents	$495	$1,370
Marketable securities	2,700	1,976
Total cash and marketable securities	3,195	3,346
Receivables - net	536	480
Inventories and supplies - net	62	57
Prepaid expenses, assets held-for-sale, and other current assets	208	123
Total Current Assets	4,001	4,006

Property and Equipment
Aircraft and other flight equipment	8,076	7,761
Other property and equipment	1,446	1,398
Deposits for future flight equipment	378	583
	9,900	9,742
Less accumulated depreciation and amortization	3,780	3,531
Total Property and Equipment - Net	6,120	6,211

Operating lease assets	1,370	1,400
Goodwill	1,943	1,943
Intangible assets - net	102	107
Other noncurrent assets	346	379
Other Assets	3,761	3,829

Total Assets	$13,882	$14,046

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in millions, except share amounts)	September 30, 2021	December 31, 2020
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$181	$108
Accrued wages, vacation and payroll taxes	441	527
Air traffic liability	1,225	1,073
Other accrued liabilities	587	424
Deferred revenue	904	733
Current portion of operating lease liabilities	275	290
Current portion of long-term debt	425	1,138
Total Current Liabilities	4,038	4,293

Long-Term Debt, Net of Current Portion	2,225	2,357

Noncurrent Liabilities
Long-term operating lease liabilities, net of current portion	1,191	1,268
Deferred income taxes	501	407
Deferred revenue	1,446	1,544
Obligation for pension and postretirement medical benefits	558	665
Other liabilities	392	524
	4,088	4,408
Commitments and Contingencies
Shareholders' Equity
Preferred stock, $0.01 par value, Authorized: 5,000,000 shares, none issued or outstanding	—	—
Common stock, $0.01 par value, Authorized: 400,000,000 shares, Issued: 2021 - 134,655,235 shares; 2020 - 133,567,534 shares, Outstanding: 2021 - 125,305,291 shares; 2020 - 124,217,590 shares	1	1
Capital in excess of par value	462	391
Treasury stock (common), at cost: 2021 - 9,349,944 shares; 2020 - 9,349,944 shares	(674)	(674)
Accumulated other comprehensive loss	(482)	(494)
Retained earnings	4,224	3,764
	3,531	2,988
Total Liabilities and Shareholders' Equity	$13,882	$14,046

SUMMARY CASH FLOW (unaudited)
Alaska Air Group, Inc.

(in millions)	Nine Months Ended September 30, 2021	Six Months Ended June 30, 2021(a)	Three Months Ended September 30, 2021(b)
Cash Flows from Operating Activities:
Net income	$460	$266	$194
Non-cash reconciling items	322	221	101
Changes in working capital	119	520	(401)
Net cash provided by (used in) operating activities	901	1,007	(106)

Cash Flows from Investing Activities:
Property and equipment additions	(190)	(102)	(88)
Other investing activities	(753)	(968)	215
Net cash provided by (used in) investing activities	(943)	(1,070)	127

Cash Flows from Financing Activities:	(825)	(281)	(544)

Net decrease in cash and cash equivalents	$(867)	$(344)	$(523)
Cash, cash equivalents, and restricted cash at beginning of period	1,386	1,386	1,042
Cash, cash equivalents, and restricted cash at end of the period	$519	$1,042	$519

(a) As reported in Form 10-Q for the second quarter of 2021.
(b) Cash flows for the three months ended September 30, 2021, can be calculated by subtracting cash flows for the six months ended June 30, 2021, as reported in Form 10-Q for the second quarter 2021, from the nine months ended September 30, 2021.

OPERATING STATISTICS SUMMARY (unaudited)
Alaska Air Group, Inc.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	Change	2021	2020	Change
Consolidated Operating Statistics:(a)
Revenue passengers (000)	9,832	3,595	173.5%	23,211	14,012	65.7%
RPMs (000,000) "traffic"	11,592	3,817	203.7%	27,319	16,127	69.4%
ASMs (000,000) "capacity"	14,429	7,871	83.3%	38,238	27,483	39.1%
Load factor	80.3%	48.5%	31.8 pts	71.4%	58.7%	12.7 pts
Yield	15.30¢	14.99¢	2.1%	13.85¢	14.65¢	(5.5)%
RASM	13.54¢	8.90¢	52.1%	11.19¢	10.04¢	11.5%
CASMex(b)	9.21¢	14.00¢	(34.2)%	9.67¢	12.57¢	(23.1)%
Economic fuel cost per gallon(b)	$2.05	$1.32	55.3%	$1.93	$1.65	17.0%
Fuel gallons (000,000)	183	97	88.7%	477	344	38.7%
ASM's per gallon	78.8	81.3	(3.1)%	80.2	79.9	0.4%
Average number of full-time equivalent employees (FTE)	20,315	16,027	26.8%	18,819	18,112	3.9%
Mainline Operating Statistics:
Revenue passengers (000)	7,065	2,156	227.7%	16,367	9,736	68.1%
RPMs (000,000) "traffic"	10,122	2,958	242.2%	23,677	13,816	71.4%
ASMs (000,000) "capacity"	12,540	6,280	99.7%	33,004	23,339	41.4%
Load factor	80.7%	47.1%	33.6 pts	71.7%	59.2%	12.5 pts
Yield	14.08¢	13.56¢	3.8%	12.68¢	13.46¢	(5.8)%
RASM	12.66¢	8.14¢	55.5%	10.44¢	9.46¢	10.4%
CASMex(b)	8.45¢	13.88¢	(39.1)%	8.90¢	11.90¢	(25.2)%
Economic fuel cost per gallon(b)	$2.03	$1.31	55.0%	$1.91	$1.66	15.1%
Fuel gallons (000,000)	147	69	113.0%	380	270	40.7%
ASM's per gallon	85.3	91.0	(6.3)%	86.9	86.4	0.6%
Average number of FTE's	15,116	12,032	25.6%	13,870	13,730	1.0%
Aircraft utilization	10.2	7.3	39.7%	9.6	8.3	15.7%
Average aircraft stage length	1,313	1,244	5.5%	1,313	1,263	4.0%
Operating fleet(d)	210	217	(7) a/c	210	217	(7) a/c
Regional Operating Statistics:(c)
Revenue passengers (000)	2,767	1,439	92.3%	6,843	4,276	60.0%
RPMs (000,000) "traffic"	1,470	859	71.1%	3,642	2,311	57.6%
ASMs (000,000) "capacity"	1,889	1,592	18.7%	5,235	4,143	26.4%
Load factor	77.8%	54.0%	23.8 pts	69.6%	55.8%	13.8 pts
Yield	23.72¢	19.89¢	19.3%	21.47¢	21.72¢	(1.2)%
RASM	19.26¢	11.91¢	61.7%	15.80¢	13.24¢	19.3%
Operating fleet	94	94	— a/c	94	94	— a/c
(a)Except for FTEs, data includes information related to third-party regional capacity purchase flying arrangements.
(b)See a reconciliation of this non-GAAP measure and Note A for a discussion of the importance of this measure to investors in the accompanying pages.
(c)Data presented includes information for flights operated by Horizon and third-party carriers.
(d)Excludes all aircraft removed from operating service.

Given the unusual nature of 2020, we believe that some analysis of specific financial and operational results compared to 2019 provides meaningful insight. The table below includes comparative results from 2021 to 2019.

FINANCIAL INFORMATION AND OPERATING STATISTICS - 2019 RESULTS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021	2019		Change	2021	2019		Change
Passenger revenue	$1,774	$2,211		(20)%	$3,785	$6,038		(37)%
Mileage plan other revenue	120	118		2%	332	346		(4)%
Cargo and other	59	60		(2)%	160	169		(5)%
Total operating revenues	$1,953	$2,389		(18)%	$4,277	$6,553		(35)%

Operating expense, excluding fuel and special items	$1,328	$1,476		(10)%	$3,699	$4,295		(14)%
Economic fuel	376	486		(23)%	853	1,408		(39)%
Special items	(9)	5		(280)%	(921)	39		NM
Total operating expenses	$1,695	$1,967		(14)%	$3,631	$5,742		(37)%

Consolidated Operating Statistics(a):
Revenue passengers (000)	9,832	12,574		(22)%	23,211	35,018		(34)%
RPMs (000,000) "traffic"	11,592	15,026		(23)%	27,319	42,113		(35)%
ASMs (000,000) "capacity"	14,429	17,519		(18)%	38,238	50,006		(24)%
Load Factor	80.3%	85.8%	(5.5)	pts	71.4%	84.2%	(12.8)	pts
Yield	15.30¢	14.71¢		4%	13.85¢	14.34¢		(3)%
RASM	13.54¢	13.64¢		(1)%	11.19¢	13.10¢		(15)%
CASMex	9.21¢	8.43¢		9%	9.67¢	8.59¢		13%
FTEs	20,315	22,247		(9)%	18,819	22,000		(14)%
(a) 2019 comparative operating statistics have been recalculated using the information presented above, and as filed in our third quarter 2019 Form 10-Q

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended September 30, 2021
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating Revenues
Passenger revenues	$1,425	$349	$—	$—	$1,774	$—	$1,774
CPA revenues	—	—	107	(107)	—	—	—
Mileage Plan other revenue	105	15	—	—	120	—	120
Cargo and other	58	—	—	1	59	—	59
Total Operating Revenues	1,588	364	107	(106)	1,953	—	1,953
Operating Expenses
Operating expenses, excluding fuel	1,060	288	93	(113)	1,328	(9)	1,319
Economic fuel	299	77	—	—	376	—	376
Total Operating Expenses	1,359	365	93	(113)	1,704	(9)	1,695
Nonoperating Income (Expense)
Interest income	7	—	—	(1)	6	—	6
Interest expense	(25)	—	(6)	1	(30)	—	(30)
Interest capitalized	2	—	—	1	3	—	3
Other - net	8	—	—	—	8	—	8
Total Nonoperating Expense	(8)	—	(6)	1	(13)	—	(13)
Income (Loss) Before Income Tax	$221	$(1)	$8	$8	$236	$9	$245

	Three Months Ended September 30, 2020
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating Revenues
Passenger revenues	$401	$171	$—	$—	$572	$—	$572
CPA revenues	—	—	95	(95)	—	—	—
Mileage Plan other revenue	65	19	—	—	84	—	84
Cargo and other	45	—	—	—	45	—	45
Total Operating Revenues	511	190	95	(95)	701	—	701
Operating Expenses
Operating expenses, excluding fuel	872	248	78	(97)	1,101	46	1,147
Economic fuel	90	38	—	—	128	(3)	125
Total Operating Expenses	962	286	78	(97)	1,229	43	1,272
Nonoperating Income (Expense)
Interest income	8	—	—	(1)	7	—	7
Interest expense	(28)	—	(6)	—	(34)	—	(34)
Interest capitalized	4	—	—	—	4	—	4
Other - net	4	—	—	1	5	—	5
Total Nonoperating Income (Expense)	(12)	—	(6)	—	(18)	—	(18)
Income (Loss) Before Income Tax	$(463)	$(96)	$11	$2	$(546)	$(43)	$(589)

	Nine Months Ended September 30, 2021
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating Revenues
Passenger revenues	$3,003	$782	$—	$—	$3,785	$—	$3,785
CPA revenues	—	—	322	(322)	—	—	—
Mileage Plan other revenue	287	45	—	—	332	—	332
Cargo and other	157	—	—	3	160	—	160
Total Operating Revenues	3,447	827	322	(319)	4,277	—	4,277
Operating Expenses
Operating expenses, excluding fuel	2,937	839	272	(349)	3,699	(921)	2,778
Economic fuel	726	195	—	—	921	(68)	853
Total Operating Expenses	3,663	1,034	272	(349)	4,620	(989)	3,631
Nonoperating Income (Expense)
Interest income	20	—	—	(1)	19	—	19
Interest expense	(86)	—	(16)	1	(101)	—	(101)
Interest capitalized	8	—	—	1	9	—	9
Other - net	27	—	—	—	27	—	27
Total Nonoperating Expense	(31)	—	(16)	1	(46)	—	(46)
Income (Loss) Before Income Tax	$(247)	$(207)	$34	$31	$(389)	$989	$600

	Nine Months Ended September 30, 2020
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating Revenues
Passenger revenues	$1,860	$502	$—	$—	$2,362	$—	$2,362
CPA revenues	—	—	281	(281)	—	—	—
Mileage Plan other revenue	219	47	—	—	266	—	266
Cargo and other	128	—	—	2	130	—	130
Total Operating Revenues	2,207	549	281	(279)	2,758	—	2,758
Operating Expenses
Operating expenses, excluding fuel	2,777	727	238	(289)	3,453	(83)	3,370
Economic fuel	448	120	—	—	568	—	568
Total Operating Expenses	3,225	847	238	(289)	4,021	(83)	3,938
Nonoperating Income (Expense)
Interest income	33	—	—	(10)	23	—	23
Interest expense	(58)	—	(16)	10	(64)	—	(64)
Interest capitalized	8	—	—	—	8	—	8
Other - net	16	—	—	—	16	—	16
Total Nonoperating Income (Expense)	(1)	—	(16)	—	(17)	—	(17)
Income (Loss) Before Income Tax	$(1,019)	$(298)	$27	$10	$(1,280)	$83	$(1,197)

(a)Includes consolidating entries, Air Group parent company, McGee Air Services, and other immaterial business units.
(b)The Air Group Adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocation and excludes certain charges. See Note A in the accompanying pages for further information.
(c)Includes payroll support program wage offsets, special items and mark-to-market fuel hedge accounting adjustments.

GAAP TO NON-GAAP RECONCILIATIONS (unaudited)
Alaska Air Group, Inc.

CASM Excluding Fuel and Special Items Reconciliation
	Three Months Ended September 30,				Nine Months Ended September 30,
	2021		2020		2021		2020
Consolidated:
CASM	11.75	¢	16.16	¢	9.50	¢	14.33	¢
Less the following components:
Payroll support program wage offset (benefit)	—		(5.06)		(2.39)		(2.77)
Aircraft fuel, including hedging gains and losses	2.60		1.59		2.24		2.07
Special items - impairment charges and other(a)	(0.06)		1.53		0.01		1.27
Special items - restructuring charges(b)	—		4.09		(0.03)		1.17
Special items - merger-related costs	—		0.01		—		0.02
CASM excluding fuel and special items	9.21	¢	14.00	¢	9.67	¢	12.57	¢

Mainline:
CASM	10.77	¢	16.80	¢	8.26	¢	13.56	¢
Less the following components:
Payroll support program wage offset (benefit)	—		(5.56)		(2.61)		(2.89)
Aircraft fuel, including hedging gains and losses	2.39		1.43		1.99		1.92
Special items - impairment charges and other(a)	(0.07)		1.93		0.02		1.24
Special items - restructuring charges(b)	—		5.10		(0.04)		1.37
Special items - merger-related costs	—		0.02		—		0.02
CASM excluding fuel and special items	8.45	¢	13.88	¢	8.90	¢	11.90	¢
(a) Special items - impairment charges and other in the three and nine months ended September 30, 2021 are primarily comprised of updated estimates of cost associated with leased aircraft that have been retired and removed from the operating fleet but not yet returned to the lessor.
(b) Special items - restructuring charges in the nine months ended September 30, 2021 represent adjustments to total cost for pilot incentive leaves as a result of updated recall timing from what was previously anticipated due to schedule changes, training limitations and other factors.

Fuel Reconciliation
	Three Months Ended September 30,
	2021		2020
(in millions, except for per-gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$397	$2.16	$123	$1.27
Losses (gains) on settled hedges	(21)	(0.11)	5	0.05
Consolidated economic fuel expense	376	2.05	128	1.32
Mark-to-market fuel hedge adjustment	—	—	(3)	(0.03)
GAAP fuel expense	$376	$2.05	$125	$1.29
Fuel gallons	183		97

	Nine Months Ended September 30,
	2021		2020
(in millions, except for per gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$949	$1.99	$553	$1.61
Losses (gains) on settled hedges	(28)	(0.06)	15	0.04
Consolidated economic fuel expense	$921	$1.93	$568	$1.65
Mark-to-market fuel hedge adjustment	(68)	(0.14)	—	—
GAAP fuel expense	$853	$1.79	$568	$1.65
Fuel gallons	477		344

Debt-to-capitalization, adjusted for operating leases
(in millions)	September 30, 2021	December 31, 2020
Long-term debt, net of current portion	$2,225	$2,357
Capitalized operating leases	1,466	1,558
COVID-19 related borrowings(a)	—	734
Adjusted debt, net of current portion of long-term debt	3,691	4,649
Shareholders' equity	3,531	2,988
Total Invested Capital	$7,222	$7,637

Debt-to-capitalization ratio, including operating leases	51%	61%
(a) To best reflect our leverage we included the remaining short-term borrowings stemming from the COVID-19 pandemic which are classified as current liabilities in the consolidated balance sheets. As of September 30, 2021, no such borrowings were outstanding.

Adjusted net debt to earnings before interest, taxes, depreciation, amortization and special items
(in millions)	September 30, 2021	December 31, 2020
Current portion of long-term debt	$425	$1,138
Current portion of operating lease liabilities	275	290
Long-term debt, net of current portion	2,225	2,357
Long-term operating lease liabilities, net of current portion	1,191	1,268
Total adjusted debt	4,116	5,053
Less: Cash and marketable securities	(3,195)	(3,346)
Adjusted net debt	$921	$1,707

(in millions)	Twelve Months Ended September 30, 2021	Twelve Months Ended December 31, 2020
GAAP Operating Income (Loss)(a)	$51	$(1,775)
Adjusted for:
Payroll Support Program grant wage offset and special items	(767)	71
Mark-to-market fuel hedge adjustments	(76)	(8)
Depreciation and amortization	394	420
Aircraft rent	258	299
EBITDAR	$(140)	$(993)

Adjusted net debt to EBITDAR	(6.6x)	(1.7x)
(a)Operating income (loss) can be reconciled using the trailing twelve month operating income as filed quarterly with the SEC.

Note A: Pursuant to Regulation G, we are providing reconciliations of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•By eliminating fuel expense and certain special items (including the payroll support program wage offset, impairment and restructuring charges and merger-related costs) from our unit metrics, we believe that we have better visibility into the results of operations as we focus on cost-reduction initiatives emerging from the COVID-19 pandemic. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management (and thus investors) to understand the impact of (and trends in) company-specific cost drivers such as labor rates and productivity, airport costs, maintenance costs, etc., which are more controllable by management.

•Cost per ASM (CASM) excluding fuel and certain special items, such as the payroll support program wage offset, impairment and restructuring charges and merger-related costs, is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance.

•Adjusted income before income tax (and other items as specified in our plan documents) is an important metric for the employee incentive plan, which covers the majority of Air Group employees.

•CASM excluding fuel and certain special items is a measure commonly used by industry analysts, and we believe it is the basis by which they have historically compared our airline to others in the industry. The measure is also the subject of frequent questions from investors.

•Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of these items as noted above. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

•Although we disclose our passenger unit revenues, we do not (nor are we able to) evaluate unit revenues excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenues in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

GLOSSARY OF TERMS

Adjusted net debt - long-term debt, including current portion, plus capitalized operating leases, less cash and marketable securities

Adjusted net debt to EBITDAR - represents net adjusted debt divided by EBITDAR (trailing twelve months earnings before interest, taxes, depreciation, amortization, special items and rent)

Aircraft Utilization - block hours per day; this represents the average number of hours per day our aircraft are in transit

Aircraft Stage Length - represents the average miles flown per aircraft departure

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown

CASM - operating costs per ASM, or "unit cost"; represents all operating expenses including fuel and special items

CASMex - operating costs excluding fuel and special items per ASM; this metric is used to help track progress toward reduction of non-fuel operating costs since fuel is largely out of our control

Debt-to-capitalization ratio - represents adjusted debt (long-term debt plus capitalized operating lease liabilities) divided by total equity plus adjusted debt

Diluted Earnings per Share - represents earnings per share (EPS) using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised

Economic Fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging program

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with paying passengers

Mainline - represents flying Boeing 737, Airbus 320 and Airbus 321neo family jets and all associated revenues and costs

Productivity - number of revenue passengers per full-time equivalent employee

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight & mail, Mileage Plan and other ancillary revenue; represents the average total revenue for flying one seat one mile

Regional - represents capacity purchased by Alaska from Horizon and SkyWest. In this segment, Regional records actual on-board passenger revenue, less costs such as fuel, distribution costs, and payments made to Horizon and SkyWest under the respective capacity purchased arrangement (CPAs). Additionally, Regional includes an allocation of corporate overhead such as IT, finance, other administrative costs incurred by Alaska and on behalf of Horizon.

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with paying passengers; one passenger traveling one mile is one RPM

Yield - passenger revenue per RPM; represents the average revenue for flying one passenger one mile